Exhibit (e)1(i)
SCHEDULE A
Distribution Agreement
GMO TRUST
40 Rowes Wharf, Boston, MA 02110

	Series	Series
1	U. S. Core Equity Fund	III, IV, V, VI, M
2	Tobacco-Free Core Fund	III, IV
3	U.S. Quality Equity Fund	III, IV, V, VI
4	U.S. Value Fund	III, M
5	U.S. Intrinsic Value Fund	III
6	U.S. Growth Fund	III, M
7	U.S. Small/Mid Cap Value Fund	III
8	U.S. Small/Mid Cap Growth Fund	III
9	Real Estate Fund	III
10	International Intrinsic Value Fund	II, III, IV, M
11	International Growth Equity Fund	III, IV
12	International Core Equity Fund	III, IV, VI
13	Global Growth Fund	III
14	Developed World Stock Fund	III, IV
15	Currency Hedged International Equity Fund	III
16	Foreign Fund	II, III, IV, M
17	Foreign Small Companies Fund	III, IV
18	International Small Companies Fund	III
19	Emerging Markets Fund	III, IV, V, VI
20	Emerging Countries Fund	III, M
21	Emerging Markets Opportunities Fund	III, VI
22	Domestic Bond Fund	III, VI
23	Core Plus Bond Fund	III, IV
24	International Bond Fund	III
25	Strategic Fixed Income Fund	III
26	Currency Hedged International Bond Fund	III
27	Global Bond Fund	III
28	Emerging Country Debt Fund	III, IV
29	Short-Duration Investment Fund	III
30	Short-Duration Collateral Share Fund	III
31	Inflation Indexed Plus Bond Fund	III
32	U.S. Equity Allocation Fund	III
33	International Equity Allocation Fund	III
34	Intl Opportunities Equity Allocation Fund	III
35	Global (U.S.+) Equity Allocation Fund	III
36	World Opportunities Equity Allocation	III
37	Global Balanced Asset Allocation Fund	III
38	Strategic Opportunities Allocation Fund	III
39	Benchmark-Free Allocation Fund	III
40	Alpha Only Fund	III, IV
41	Tax-Managed U.S. Equities Fund	III
42	Tax-Managed International Equities Fund	III
43	Tax-Managed Small/Mid Cap Fund	III
# of portfolios
Jun-07